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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              Olympic Steel, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                  Ohio                                     34-1245650
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   (State of Incorporation or Organization)             (I.R.S. Employer
                                                       Identification No.)

 5096 Richmond Road, Cleveland, Heights, Ohio               44146-1392
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  (Address of Principal Executive Officer)                   (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of debt           registration of a class of debt
securities and is effective upon filing   securities and is to become effective
pursuant to General                       simultaneously with the
Instruction A(c)(1) please check          effectiveness of a concurrent
the following box.  [ ]                   registration statement under the
                                          Securities Act of 1933 pursuant to
                                          General Instruction A(c)(2) please
                                          check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                  Name of Each Exchange on Which
         to be so Registered                  Each Class is to be Registered
         -------------------                  ------------------------------

                                                            None
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Securities to be registered pursuant to Section 12(g) of the Act:


                       Rights to Purchase Preferred Shares
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                  Series A Junior Participating Preferred Stock
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                                (Title of Class)


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                                    FORM 8-A
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Item 1.  Description of Registrant's Securities to be Registered.
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        On January 31, 2000, the Directors of Olympic Steel, Inc., an Ohio
corporation (the "Company"), declared a dividend distribution of one right (a "Right") for each share of common stock, without par value ("Common Shares"), of the Company outstanding as of March 6, 2000 (the "Record Date"). The dividend was declared pursuant to the terms of a Rights Agreements (the "Rights Agreement") by and between the Company and National City Bank, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by a Right. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all Exhibits thereto) is filed as Exhibit
4.1 hereto and incorporated herein by reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

Item 2.  Exhibits.
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Exhibit No.                Description
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4.1      Rights Agreement (including a Form of Certificate of Adoption of
         Amended Articles of Incorporation as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred stock as Exhibit C thereto).

99.1     Form of letter to shareholders, dated February 15, 2000.

99.2     Press release, dated February 3, 2000.



                                    SIGNATURE
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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   Olympic Steel, Inc.


February 15, 2000
                                   By: /s/ Michael D. Siegal
                                       ----------------------------------------
                                   Name: Michael D. Siegal
                                   Title: Chairman and Chief Executive Officer


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                              FORM 8-K CURRENT REPORT



Exhibit Index
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Exhibit No.       Description
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4.1               Rights Agreement (including a Form of Certificate of Adoption of Amendment to Amended Articles of Incorporation as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto).

99.1              Form of letter to shareholders, dated February 15, 2000

99.2              Press Release, dated February 3, 2000